Exhibit 99.1

Chase Credit Card Master Trust

Excess Spread Analysis - January 2008

Series Deal Size Expected Maturity	2002-3 $1,500MM 6/15/2009	2003-2 $1,340MM 4/15/2008	2003-3 $1,425MM 7/15/2008	2003-4 $725MM 10/15/2013	2003-5 $1,000MM 10/15/2008	2003-6 $2,000MM 11/15/2008
Yield	16.81%	16.81%	16.81%	16.81%	16.81%	16.81%
Less: Coupon	4.46%	4.42%	4.40%	4.55%	4.40%	4.38%
Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	4.09%	4.09%	4.09%	4.09%	4.09%	4.09%
Excess Spread (1):
January-08	6.77%	6.79%	6.82%	6.66%	6.83%	6.83%
December-07	9.31%	9.34%	9.36%	9.21%	9.37%	9.38%
November-07	10.99%	11.02%	11.04%	10.89%	11.05%	11.06%
Three Month Average Excess Spread	9.02%	9.05%	9.07%	8.92%	9.08%	9.09%

Delinquency:
30 to 59 Days	1.03%	1.03%	1.03%	1.03%	1.03%	1.03%
60 to 89 Days	0.76%	0.76%	0.76%	0.76%	0.76%	0.76%
90+ Days	1.71%	1.71%	1.71%	1.71%	1.71%	1.71%
Total	3.50%	3.50%	3.50%	3.50%	3.50%	3.50%

Principal Payment Rate	18.39%	18.39%	18.39%	18.39%	18.39%	18.39%

Footnote:

(1)	Excess Spread reflects a change in payment allocation in November 2007 between certain fees and account balances. This change has resulted in a one-time increase in cash yield which will be realized in the months of November and December.